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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-139621 on Form S-3 and Registration Statement Nos. 333-56996, 333-96825, 333-110905, 333-139622 and 333-152923 on Form S-8 of our report dated March 31, 2009 (which report expresses an unqualified opinion and includes an explanatory paragraph concerning substantial doubt about the entity's ability to continue as a going concern) relating to the consolidated financial statements of deCODE genetics, Inc and subsidiaries, and our report dated March 31, 2009 on the effectiveness of deCODE genetics, Inc's internal control over financial reporting, appearing in the Annual Report on Form 10-K of deCODE genetics, Inc for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 31, 2009

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM